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[INTERACTIVE LOGO]


                            SPARC SOFTWARE AGREEMENT

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CONTENTS:

 1.  Definitions

 2.  Source Code Grant of Rights and Distribution Restrictions

 3.  Object Code Grant of Rights and Distribution Restrictions

 4.  Order and Delivery

 5.  Term and Termination

 6.  Payments

 7.  Records and Reports

 8.  Proprietary Information

 9.  Warranties/Limitation of Liability and Remedies

10.  Maintenance and Support

11.  Patent, Trade Secret and Copyright Indemnification

12.  Force Majeure and Compliance With Laws

13.  Export of Software Products

14.  Miscellaneous

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SPARC Software Agreement             - 1 -                           11/08/91


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                        INTERACTIVE Systems Corporation

                         SPARC (tm) SOFTWARE AGREEMENT

  This SPARC Software Agreement, effective on the day both parties hereto have executed it ("Effective Date"), is between

                              Auspex Systems inc.,
               (hereinafter "Licensee") having offices located at

                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054

and INTERACTIVE Systems Corporation, a Delaware Corporation (hereinafter "INTERACTIVE"), with its principal place of business at 2401 Colorado Avenue, Third Floor, Santa Monica, CA 90404.

Recitals
  A. INTERACTIVE has developed, is the owner of and/or has the right to license to Licensee certain computer software programs and materials including such programs and materials furnished to INTERACTIVE by Sun Microsystems, Inc. ("Sun").

  B. Licensee desires to obtain a license to use, modify and distribute said software in accordance with the terms and conditions set forth in this Agreement.

  NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties do agree as follows:

  1.  DEFINITIONS

        1. "Designated Equipment" means an equipment configuration comprising a Licensee computer system made up of one or more closely coupled SPARC Central Processing Units, or computer systems manufactured by Sun, as identified in Exhibit A. Licensee shall have the right to amend Exhibit A to cover new Licensee Computer Systems, as they are introduced. Additional Internal Copies fees set forth in Section
            7.2 of Exhibit A, provided that the required Object Code Sublicense Fees set forth in Section 7.3 of Exhibit A are also paid for Object Code Sublicenses. Licensee shall have the right to substitute a different "Designated Equipment" at the Designated Site, provided that: (i) prior written notification is given to INTERACTIVE, (ii) the Software Products and any backup copies are removed from the original Designated Equipment, and (iii) the new Designated Equipment has been identified on Licensee's AT&T source code license as equipment on which source code may be placed. Such substitution of Designated Equipment shall be at no charge to Licensee.


        2. "Designated Site" means the location of the Designated Equipment, as identified in Exhibit A or any addenda thereto.

        3. "Documentation" means users' manuals, programmers' guides and/or system guides formatted with standard -ms macros and provided by INTERACTIVE for use with the Software Products. It shall be the responsibility of Licensee to reformat and reproduce the Documentation for distribution to its customers with the Software Products in object code form.

        4. "Licensee('s) Computer System(s)" means any computer system manufactured and marketed by Licensee incorporating the SPARC Central Processing Unit.

        5. "Proprietary Information" means that information which INTERACTIVE, Sun, and their suppliers desire to protect against unrestricted disclosure or competitive use and which is designated as such in writing by INTERACTIVE or is disclosed orally and provided to Licensee pursuant to this Agreement. All Proprietary Information shall be properly marked or noted as such prior to disclosure. Notwithstanding the foregoing, Licensee agrees that the source code form of the Software Product(s) is confidential and any information about the source code form of the Software Product(s) disclosed orally to Licensee is deemed Proprietary Information without further notice. Proprietary Information may include property of third parties who have granted licenses to INTERACTIVE. (See Article 8 for further details.)

        6. "Software Product(s)" means the computer programs identified in Exhibit A, including the following:

              a. The SunOS Operating System Software, Release 4.1.1/SPARC ("SunOS"), in source code and object code form, information used or interpreted by such computer program and Documentation relating to the use of such computer program. The SunOS Operating System Software is derived from UNIX* System V software licensed from AT&T Information Systems, Inc. ("AT&T") and modified by Sun and is based, in part, on the Fourth Berkeley Software Distribution licensed from The Regents of the University of California. (*UNIX is a registered trademark of AT&T.)

              b. The C Compiler, Release 4.1.1/SPARC, in source code and object code form, information used or interpreted by such computer program and Documentation relating to the use of


SPARC Software Agreement               - 2 -                            11/08/91



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           such computer program.

        c. ONC/NFS Software, Release 3.9, in source code and object code form, information used or interpreted by such computer program and Documentation relating to the use of such computer program.

        d. The FORTRAN Compiler, Release 1.2/SPARC, in source code and object code form, information used or interpreted by such computer program and Documentation relating to the use of such computer program.

        e. SunView Software, Release 1.75. In source code and object code form, information used or interpreted by such computer program and Documentation relating to the use of such computer program.

       The term Software Product(s) shall also include any Updates thereto. The contents of the Software Products are more specifically set forth in Exhibit B.

    7. "SPARC" is a trademark of Sun used to designate Sun's proprietary scalable processor architecture technology.

    8. "SPARC Central Processing Unit" means a central processing unit incorporating one or more SPARC semiconductor devices manufactured under license from Sun.

    9. "Update" means a derivative work, extension, enhancement, revision or modification to any of the features of a Software Product made by Sun or INTERACTIVE which Sun or INTERACTIVE, in their sole discretion, determine to be an improvement of the Software Products's performance or functionality.

   10. "U.S. Dollars", "US$" or "$" shall mean Dollars of the United States of America.

2. SOURCE CODE GRANT OF RIGHTS AND DISTRIBUTION RESTRICTIONS

    1. Rights to Use, Modify and Compile, Conditional on payment by Licensee to INTERACTIVE of a Source License Fee, INTERACTIVE grants to Licensee a personal, nontransferable and nonexclusive license to use the Software Products in source code form on the Designated Equipment at the Designated Site. Such license includes the right to modify the Software Products and to prepare derivative works based on the Software Products. Licensee may also compile the Software Products from source code to object code form and use it on the Designated Equipment. Licensee agrees that INTERACTIVE, Sun, and their suppliers are the sole owners of all right, title and interest in the Software Products, and nothing in this Agreement shall be construed to give Licensee any ownership in the Software Products. Licensee acknowledges and agrees that the Software Products in source code form are Proprietary Information and are to be treated as such in accordance with Article 8 of this Agreement.

    2. Transfer to Backup Equipment. In the event, and only for so long as, Licensee's Designated Equipment is inoperative, Licensee may transfer to and use the Software Products on a backup Licensee Computer System which shall, for this purpose only, be made up of one or more SPARC Central Processing Units, or computer systems manufactured by Sun owned or leased by Licensee at the Designated Site or another site, provided, however, that if Licensee transfers the Software Products to such a backup system at another site, Licensee shall inform INTERACTIVE of such transfer in writing, describing such site and such other system.

    3. Copying of Source Code for Internal Use. INTERACTIVE grants Licensee the right to make additional copies of the Software Products in source code form for Licensee's own internal use on Licensee's Computer Systems, as described in Section 2.2 above, provided (a) Licensee remits, to INTERACTIVE within fourteen days of Installation, the license fees specified in Exhibit A for such additional copies; (b) Licensee provides notice to INTERACTIVE's Legal Department of the serial number ("Additional Designated Equipment") and location ("Additional Designated Site"), if any, of any such system holding the additional copy of the Software Products in source code form; and (c) the equipment on which such copies are used is licensed to use AT&T source code.

    4. Copying of Source Code for Use by Third Parties. Conditional on payment by Licensee to INTERACTIVE of a license fee for Distribution of Source Code to Third Parties for each copy, Licensee may make copies of the Software Products in source code form, after Licensee has modified the Software Products for use solely on Licensee Computer Systems made up of one or more SPARC Central Processing Units and may sublicense to such third parties as are Licensee's customers (without giving such third parties the right to further sublicense) such copies throughout the world (subject to U.S. Government export restrictions and AT&T licensing requirements), provided that (a) INTERACTIVE consents to each delivery prior to shipment to Licensee's customer, which consent shall not be unreasonably withheld, (b) Licensee's customer agrees to execute INTERACTIVE's then-prevailing SPARC Software Agreement, and (c) at the time of execution of the SPARC Software Agreement referenced in (b), Licensee or its customer pays to INTERACTIVE the license fees set forth in Exhibit A hereof. Notwithstanding the foregoing, Licensee shall have no right to make copies of SunView 1.75 Software in source code form, except as provided in Section 2.3 hereof, nor any right to provide copies thereof to anyone.

    5. Condition Precedent for Grant of License. Licensee shall deliver to INTERACTIVE a copy of a fully executed AT&T source code license (attached hereto as Exhibit D) which corresponds to the

SPARC Software Agreement                - 3 -                           11/08/91


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       common source code licensed hereunder as a condition precedent to
       INTERACTIVE's furnishing to Licensee the Software Products in source code form and granting Licensee a license to use the Software Products in source code form. Such AT&T source code license shall identify the equipment on which Licensee intends to use all copies of the Software Products in source code form. Licensee shall also deliver to INTERACTIVE a fully executed AT&T commercial sublicensing agreement (attached hereto as Exhibit E) which corresponds to the sublicensing rights licensed hereunder as a condition precedent to INTERACTIVE's granting Licensee the right to make and distribute copies of the Software Products. Licensee shall pay all AT&T fees associated with such source code license and commercial sublicensing agreement. Licensee represents and warrants that such Licensee-AT&T Agreements are in full force and effect. Licensee agrees to give INTERACTIVE prompt written notice of any notice served by AT&T on Licensee that Licensee is in default under the Licensee-AT&T Agreements or that the Licensee-AT&T Agreements have been terminated for any reason.

    6. Remote Access. Licensee agrees that if the Software Products in source code form are installed on a Licensee Computer System (as permitted in Section 2.3 hereof) to which remote access is possible, such Software Products will be installed only on a limited access network where either
       (a) access to the Software Products is limited to those of Licensee's employees with a need to have access or (b) the Software Products are protected through an equally protective encryption process.

    7. Cross License. Licensee shall retain all right, title and interest in any modifications and derivative works based on the Software Products developed by or on behalf of Licensee, provided, however, Licensee obtains no rights or interest, other than the licenses granted hereunder, in the Software Products.

 3. OBJECT CODE GRANT OF RIGHTS AND DISTRIBUTION RESTRICTIONS

    1. Copying and Distribution of Object Code. Conditional on payment by Licensee to INTERACTIVE of Object Code Sublicense Fees as stated in Exhibit A, INTERACTIVE grants to Licensee a personal, nontransferable and nonexclusive right to make copies of the derivative versions of the Software Products as described in Section 2.1 in object code form and to distribute internally and to furnish, either directly or through Licensee's normal distribution channels, including OEM's, such copies of the derivative versions of the Software Products described in Section 2.1 to customers anywhere in the world (subject to U.S. Government export restrictions and the requirements of Article 13) for use solely on Licensee Computer Systems made up of one or more SPARC Central Processing Units. Licensee agrees to remit to INTERACTIVE the sublicense fees specified in Exhibit A for each copy of the derivative versions of the Software Products described in Section 2.1 in object code form used internally or distributed by Licensee. Notwithstanding the provisions of this Section 3.1, Licensee may use, and permit distributors to use, copies of the derivative versions of the Software Products described in
       Section 2.1 without fee solely for testing Licensee Computer Systems that are to be delivered to customers.

    2. Use by Licensee's Customer. Each Licensee customer shall execute an object code license that (i) incorporates, in substance, the provisions of the INTERACTIVE Object Code License, attached hereto as Exhibit C;
       (ii) that substitutes Licensee instead of INTERACTIVE as the Licensor; and (iii) contains any additions or modifications necessary to fulfill Licensee's obligations under this Agreement; provided, however, that if Sun permits Licensee to provide an object code version of the Software Products to its customers with a shrink-wrap license, the requirement that the customer execute an object code license shall be replaced with the following: the license shall be fully visible to the end-user before the package is opened, that the end-user accepts by opening the package and that complies with applicable law relating to agreements of such type. Subject to the terms of this Agreement Licensee will be responsible for the translation of the INTERACTIVE Object Code License into the language(s) used in the jurisdictions into which Licensee distributes the Software Products in compliance with the terms of this Agreement.

    3. Distribution by Licensee's Distributors. Should Licensee wish to distribute the Software Products in object code form through its normal distribution channels for use solely on Licensee Computer Systems made up of one or more SPARC Central Processing Units, Licensee shall have entered into a written agreement with each distributor or shall require each distributor to enter into a written agreement with Licensee. At a minimum such written agreement shall incorporate, in substance, the relevant provisions of this Agreement regarding object code distribution restrictions (Article 3), Proprietary Information (Article 8) and export controls (Article 13). Licensee shall fully indemnify and hold INTERACTIVE and/or its suppliers harmless from any losses, damages, costs, or other liabilities incurred by such parties arising from Licensee's appointment of such distributors.

    4. Enforcement of Sublicenses. Licensee shall in good faith use reasonable efforts to enforce the agreements described herein between itself and its distributors and customers. If Licensee, in INTERACTIVE's sole discretion, fails to enforce adequately any such agreement required by this Article 3, INTERACTIVE may, in addition to any other remedies that it may have, either terminate the agreement with such distributor or customer or undertake enforcement directly on behalf of INTERACTIVE and Licensee against the breaching customer or distributor. Licensee will pay all costs incurred by INTERACTIVE, including but not limited to attorneys' fees, in enforcing agreements with Licensee's distributors or customers where Licensee has failed to do so.


SPARC Software Agreement             - 4 -                              11/08/91

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    5.  Legends. In addition to any copyright and other proprietary notices required under Article 8 of this Agreement, Licensee or Licensee's distributors shall include a prominently displayed legend crediting Sun and, in the case of derivative software, INTERACTIVE (if INTERACTIVE so requests) with the ownership, creation and development of the Software Products on each copy of the Software Products distributed by Licensee or Licensee's distributors. Such legend must be previously approved in writing by INTERACTIVE or consistent with prior approved legends. All of Licensee's or Licensee's distributors' promotional and marketing materials which mention the Software Products shall include a similar legend.

    6. Limitation of Documentation Distribution. Licensee may distribute no more than two (2) copies of the Documentation for every copy of the Software Products in object code form distributed hereunder. Should Licensee wish to distribute copies in excess of this limitation, Licensee agrees to account to AT&T directly and to pay all fees due to AT&T for such additional copies of Documentation.

4.  ORDER AND DELIVERY

    1. Order, Licensee may submit a written order for the Software Products to INTERACTIVE for purposes of convenience only. INTERACTIVE rejects any and all printed terms and conditions contained on any purchase order or other ordering document submitted by Licensee now or hereafter which are part of a general form or were not specifically negotiated with INTERACTIVE for any transaction concerning the Software Products. The parties' performance under this Agreement shall be governed exclusively by the terms and conditions contained in this Agreement and any amendment or extension of it signed by an authorized representative of both parties.

    2. Delivery, Installation and Risk of Loss. INTERACTIVE shall deliver the Software Products to a common carrier, F.O.B. INTERACTIVE's facilities. The Software Products will be deemed to be delivered, and Licensee assumes all risk of loss or damage therefor, upon delivery of the Software Products by INTERACTIVE to a common carrier. Licensee shall be solely responsible for installation of the Software Products on the Designated Equipment.

5.  TERM AND TERMINATION

    1. Term. Unless terminated earlier as provided hereunder, this Agreement shall be perpetual with respect to the versions of the Software Products current as of the Effective Date of this Agreement and any future versions of the Software Products which the parties agree to incorporate as part of this Agreement. Licensee's obligation to pay license fees or royalties accrued prior to the expiration or termination of this Agreement shall not be terminated by the expiration or termination of this Agreement. The parties agree that the terms and conditions of this Agreement shall be treated as confidential and shall not be disclosed without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of the Agreement;

        1.  as required by any court or other governmental body;

        2.  as otherwise required by law;

        3.  to legal counsel of the parties;

        4. in confidence, to accountants, banks, potential or actual investors and other financing sources and their advisors;

        5. in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

        6. in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

    2.  Termination.

        1. This Agreement may terminate if any of the following Events of Default occur: (i) if either party fails to perform any material obligation or materially fails to perform any obligation under this Agreement, including repeated failure to promptly pay any amount(s) due under the provisions of this Agreement; (ii) if Licensee attempts to make an assignment in violation of Section 14.8 ("Assignment Prohibited"); (iii) if either party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (iv) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by either party; or (v) if such a petition is filed by any third party or an application for a receiver of a party hereto is made by anyone and such petition or application is not resolved favorably to said party within sixty (60)days.

        2. Upon an Event of Default by one party to this Agreement, the non-defaulting party shall have the right at its option to terminate this Agreement. Termination of this Agreement shall be effective (i) unless otherwise specified herein, sixty (60) days after written notice from the non-defaulting party pursuant to Section 14.2 hereof specifying the default ("Default Notice") unless all default(s) are cured within such sixty-day period; (ii) immediately upon such notice if defaulting party's default is by its nature not curable within sixty

SPARC Software Agreement              -5-                              11/08/91

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        (60) days of Default Notice; (iii) immediately upon Default Notice if
        Licensee or its distributors violate any provision of the following sections if such violations are by their nature not capable of being cured within sixty (60) days of the Default Notice: Articles 2 ("Source code Grant of Rights and Distribution Restrictions"), 3 ("Object Code Grant of Rights and Distribution Restrictions") and/or Section 14.8 ("Assignment Prohibited"). However, in the event that INTERACTIVE's suppliers provide a cure period for such a default, INTERACTIVE shall pass through the same cure period to Licensee if permitted by the supplier.

    3.  [Reserved]

    4. Licensee understands that pursuant to agreement, INTERACTIVE's suppliers may require INTERACTIVE to terminate this Agreement if Licensee fails to fulfill any of its obligations under this Agreement pertaining to any portion of the Software Products with respect to which INTERACTIVE's suppliers have granted the right to further sublicense within sixty (60) days of receipt from INTERACTIVE of a written notice specifying such failure.

    5.  [Reserved]

    6. Upon any termination, INTERACTIVE shall not have any obligation to refund any monies paid to it pursuant to this Agreement and INTERACTIVE's right to payment from Licensee on account of all licenses and sublicenses granted when this Agreement was in effect shall not be impaired.

    7.  [Reserved]

3. The following terms shall apply to termination of this Agreement for any reason:

            (i) No termination of this Agreement shall alter the ownership rights of the parties described in Article 2 ("Source Code Grant of Rights and Distribution Restrictions").

            (ii) It is understood that any other obligations and rights which by their nature extend beyond termination of this Agreement shall survive according to their terms.

4. Continued Use of Software Products. In the event of termination of this Agreement by INTERACTIVE for Licensee's material breach, the license and rights granted hereunder to the Software Products shall immediately cease and Licensee shall have no further rights to the Software Products in either object code or source code form. Upon such termination, Licensee shall within thirty (30) days immediately return or destroy all copies of the Software Products in any form in its possession and certify to INTERACTIVE that it has done so. Upon termination of this Agreement for other than Licensee's material breach thereof, the license and rights granted hereunder shall terminate and use of the Software Products in object code form and/or source code form by Licensee shall be discontinued, except that Licensee may continue to use the Software Products in source code form and object code form but only for so long as Licensee remains obligated by written contract, entered into prior to the date of termination to provide maintenance services to its customers.

5. Discontinuance of Sublicenses. Upon termination of this Agreement, Licensee shall discontinue issuing sublicenses for the Software Products. Sublicenses for the Software Products in object code form already issued shall continue in accordance with their terms and conditions.

    1. Agreements with Licensee customers properly granted and executed pursuant to this Agreement and prior to the expiration or termination of this Agreement shall not be diminished or abridged by termination or expiration of this Agreement. Agreements between Licensee and its distributors may, at INTERACTIVE's sole option, continue according to their terms following termination or expiration of this Agreement. Licensee's distributors and customers shall thereafter report and pay fees directly to INTERACTIVE or to its designee, and INTERACTIVE shall be authorized to enforce any customer agreement and agreements between Licensee and distributors in accordance with their terms. Should INTERACTIVE's agreements with its suppliers terminate or expire, Licensee shall thereafter report and pay fees directly to INTERACTIVE's suppliers.

6. No Liability For Termination. Licensee agrees that it shall have no rights under law or otherwise to receive any payment from INTERACTIVE for actual, consequential, indirect, special or incidental damages, costs or expenses or indemnification of any nature due to any expiration or termination of this Agreement in compliance with the provisions of this Article 5, specifically including without limitation commercial severance pay whether by way of loss of future profits, expenditure for promotion of the Software Products or other investments, labor claims, payment for goodwill generated or other commitments made in connection with the business contemplated by this Agreement or other similar matters. Licensee EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OF BUSINESS RELATIONSHIP BY A FOREIGN BUSINESS ENTITY WHICH MAY EXIST UNDER THE LAWS OF THE COUNTRY OF INCORPORATION OF Licensee.

SPARC Software Agreement                                               11/08/91
                                      -6-
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6.  PAYMENTS

        1. Payment Terms. In consideration of the rights and licenses granted herein by INTERACTIVE, Licensee shall pay to INTERACTIVE the license fees and sublicense fees specified in Exhibit A. Terms for the license fee for the first copy of Software Products are as stated in Exhibit A. The other license fees and sublicense fees are payable in accordance with Article 7 of this Agreement. All fees and any other amounts paid hereunder shall be paid in U.S. Dollars.

        2. Updates. The license fees specified in Exhibit A is for the current release of the Software Products. Updates provided by INTERACTIVE must be acquired separately at prices to be set by INTERACTIVE from time to time under the terms of a separate support agreement.

        3. Taxes. All payments required by this Agreement are exclusive of taxes in the nature of sales, use, rental receipt, personal property or other taxes which may be levied or assessed in connection with this Agreement or Licensee's sublicensing of Software Products, and Licensee agrees to bear and be responsible for the payment of all such taxes. In the event that Licensee fails to remit such taxes to INTERACTIVE at the time of any transaction, Licensee agrees to pay, in addition to such taxes, any interest or penalties levied at a later time by any taxing agency on the ground that such was a taxable transaction. Licensee may contest such tax levy provided that it posts a bond sufficient to hold INTERACTIVE harmless in the event the results are unfavorable to Licensee. INTERACTIVE will pay taxes solely based on INTERACTIVE's net income. Licensee will deduct withholding taxes from payments to INTERACTIVE only if required by local law, in which case Licensee must previously notify INTERACTIVE of this requirement and promptly furnish INTERACTIVE with an official receipt showing payment of the taxes to the appropriate tax agency.

        4. In the event that any fees payable under this Agreement are not paid by Licensee when due, Licensee shall also pay a finance charge at the rate of one and one half percent (1-1/2%) per month on any unpaid balance or the maximum amount permitted under the laws of the relevant jurisdiction whichever is less.

        5. In the event that Licensee develops and distributes any derivative software containing any portion of the Software Products, Licensee shall pay INTERACTIVE the full per-copy license fees as stated in Exhibit A for the Software Product(s) from which the derivative software was developed for each copy of the derivative software distributed.

        6. In the event that Licensee shall be unable to make any payments to INTERACTIVE as required under this Agreement as a result of restrictions imposed on such payments by the laws of the relevant jurisdiction, INTERACTIVE may, at its sole and exclusive option, either terminate this Agreement immediately pursuant to Section
            5.2.2 or agree to accept payment in local currency. In the event of the latter, Licensee shall follow INTERACTIVE's instructions with respect to such local currency payments.

7.  RECORDS AND REPORTS

        1. Records. Licensee shall keep full, true and accurate accounts, either to be maintained or made available at INTERACTIVE's request in a location in the United States acceptable to both parties, in English, and in accordance with generally accepted United States accounting practice, showing the amount of license fees and sublicense fees payable to INTERACTIVE pursuant to this Agreement. These accounts shall be available in human-readable form and include:

            a. The name and address of the owner or lessee of each Licensee Computer System containing the Software Products in source code form;

            b. The location and serial number of each Licensee Computer System containing the Software Products in source code form;

            c. For each copy of the Software Products in source code form distributed externally, a copy of fully executed source code license; and

            d. For each copy of the Software Products in object code form distributed externally, a copy of a fully executed object code license, unless such an agreement is not required by Sun.

            e. a copy of each fully executed distributor agreement for the Software Products.

        2. Payment of License and Sublicense Fees. Within thirty (30) days of the end of each calendar quarter, commencing with the quarterly period during which the Software Products were delivered, Licensee shall furnish INTERACTIVE with a report, along with any fees due thereunder, specifying the number of copies of the Software Products that have been put into use by Licensee or otherwise sublicensed or put into use since the Effective Date of this Agreement or the last such statement as the case may be.

        3. Auditing. INTERACTIVE, its authorized representatives, or a nationally recognized accounting firm may audit, at their own expense, the books of Licensee in which is recorded information relating to Articles 6 ("Payments") and 7 ("Records and Reports") and information relating to the quantities of Software Products shipped, distributed, transferred, or otherwise disposed of by Licensee, and Licensee's records supporting its entries in those books, provided that such audits

SPARC Software Agreement               -7-                             11/08/91
            are conducted no more often than annually on at least ten (10) working days advance notice, during normal business hours and at the place where such information is normally kept. If any such audit discloses an underpayment of fees, Licensee shall immediately pay INTERACTIVE the additional fees due, together with a finance charge of one and one half percent (1-1/2%) per month for each month that elapsed between the date upon which such fees became due under this Agreement and the date that such fees were paid or the maximum amount permitted under the laws of the relevant jurisdiction whichever is less. In the event that any underpayment of fees is two percent (2%) or more of the fees due since the later of the last audit by INTERACTIVE or the date of this Agreement, as the case may be, Licensee shall also reimburse INTERACTIVE for all expenses reasonably incurred in the audit.

8.  PROPRIETARY INFORMATION

        1. Restriction. Licensee agrees that the Software Products constitute valuable assets and are to be considered Proprietary Information and that access to the Software Products in source code form must be restricted to Licensee's employees with a need to have access. Licensee acknowledges that by virtue of this Agreement, Licensee acquires only the right to use the Proprietary Information under the terms and conditions of this Agreement for so long as it is in effect and does not acquire any rights of ownership or title in the Proprietary Information. Licensee is obligated to use the same degree of care in protecting the Proprietary Information as Licensee exercises in protecting Licensee's own most valuable proprietary information but in no event less than a reasonable degree of care.

        2. Exceptions. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Proprietary Information, Licensee shall have no liability for disclosure or use of any information which:

            a. is now or hereafter becomes, through no act or failure to act on the part of Licensee, generally known in the electronics industry;

            b. is known to Licensee at the time of receiving such information without an obligation of confidentiality;

            c. is hereafter furnished to Licensee by a third party as a matter of right without restriction of disclosure;

            d. is independently developed by Licensee provided that the person or persons developing such information have not had access to the same information as that received from INTERACTIVE; or

            e. is disclosed pursuant to judicial order or governmental regulation, provided that Licensee gives reasonable prior notice thereof to INTERACTIVE.

        3. Unauthorized Copying Prohibited. Except as provided in this Agreement, Licensee shall not use, make, have made, distribute or disclose any copies of the Proprietary Information, in whole or in part, without the prior written authorization of INTERACTIVE, provided, however, that Licensee shall be able to maintain a backup or archival copy of the Software Products during the term of this Agreement without any additional payments hereunder.

        4. Advising Employees and Suspected Violations. Licensee shall inform its employees having access to the Proprietary Information in writing of Licensee's limitations, duties and obligations regarding non-disclosure and copying of the Software Products and shall obtain or have obtained their agreement, in a form agreeable to INTERACTIVE, to comply with those limitations, duties and obligations. Licensee shall maintain records of its employees having access to the Software Products in source code form. Upon reasonable notice to Licensee, INTERACTIVE may audit such records. Licensee agrees to provide notice to INTERACTIVE immediately after learning of or having reason to suspect a breach of any of the proprietary restrictions set forth in this Article 8, and to pursue, at Licensee's expense, the recovery of the Proprietary Information taken by Licensee's employees, former employees, distributors or customers.

        5. Returning Proprietary Information. Except as provided in Article 5 ("Term and Termination"), within thirty (30) days after termination of this Agreement, all materials containing Proprietary Information are to be returned to INTERACTIVE through a common carrier selected by INTERACTIVE, F.O.B. Designated Site, or destroyed on INTERACTIVE's written instructions.

        6. Proprietary and Copyright Notices - Source Code. Licensee agrees to reproduce and apply all copyright notices and any other proprietary rights notices (set forth on or in the Software Products as delivered by INTERACTIVE) to all copies of Software Products in source code form, in whole or in part.

        7. Copyright - Object Code. Each copy of Software Products in object code form, or any portion thereof, shall include an appropriate copyright notice. Such copyright notice may be the copyright notice or notices appearing on or in the Software Products on which such object code copy is based, or if copyrightable changes are made in developing such object code copy, an appropriate substitute copyright notice approved by INTERACTIVE.


SPARC Software Agreement                - 8 -                           11/08/91

        8. Third Party Contributions. Any notice acknowledging a contribution of a third party appearing in the Software Products shall be included in corresponding portions of the Software Products made by Licensee or its distributors.

        9. Trademark. No license, right or interest in any INTERACTIVE, Sun, or AT&T trademark, trade name or service mark is granted hereunder. Neither Licensee nor any of Licensee's customers or distributors may use any such trademarks, trade names or service marks without prior written consent of the owner of such marks or names.

       10. Survival. Notwithstanding any termination of this Agreement pursuant to Article 5, the obligations set forth in this Article 8 and 19 shall survive this Agreement.

9.  WARRANTIES/LIMITATION OF LIABILITY AND REMEDIES

        1. Warranties. INTERACTIVE hereby warrants that it has the right to grant a license to Licensee to use, copy and create derivatives of the Software Products.

        2. Disclaimer. INTERACTIVE does not warrant that the Software Products are error-free. The Software Products are provided AS-IS. INTERACTIVE makes only the warranties specified in this Article 9 and under this Agreement makes no warranty directly to Licensee's distributors or customers. By way of example, but not of limitation, INTERACTIVE makes no other representations or warranties express or implied as to any matter whatsoever including but not limited to any warranties of merchantability or fitness for any particular purpose. INTERACTIVE's sole liability with respect to any claim by Licensee or a third party or account of, or arising from, the use of Software Products is stated in Article 9 ("Warranties/Limitation of Liability and Remedies"). In no event shall the liability of INTERACTIVE under this Agreement exceed the amount paid by Licensee to INTERACTIVE with respect to the Software Products in which the material deviation was found. If for any reason a court determines that INTERACTIVE is liable to a distributor or customer for an error in the Software Products, the remedy of the distributor or customer against INTERACTIVE shall be the lesser of a refund of the fee paid by the party claiming the defect or such party's actual damages.

        3.  Limitation of Liability.

            1. INTERACTIVE and its suppliers' maximum cumulative liability to Licensee under any provision of this Agreement or any transaction contemplated by this Agreement shall be limited to the sublicense fees actually paid by Licensee to INTERACTIVE for the particular Software Product(s) which caused the damages. The existence of claims or suits against more than one Software Product(s) licensed under this Agreement will not enlarge or extend the limit. Licensee releases INTERACTIVE from all obligations, liabilities, claims or demands in excess of the limitation. The parties to this Agreement acknowledge that other parts of this Agreement rely upon the inclusion of this Section
                9.3.1. In no event will INTERACTIVE or its suppliers be liable for any lost revenues or profits or other special, indirect or consequential damages, even if INTERACTIVE has been advised of the possibility of such damages.

            2. In any action to enforce the provisions of this Agreement, including actions to declare the rights of the parties, the prevailing party shall be entitled to reasonable attorney's fees.

            3. Licensee retains sole responsibility for all software, firm-ware, information, or data contained in or integrated with the Software Products or stored on any Licensee Computer System upon which the Software Products is resident, and INTERACTIVE and its suppliers shall not be liable for any damages to such property caused by the use of the Software Products.

            4. Licensee agrees to indemnify and holds INTERACTIVE harmless from and against any liabilities, damages, losses or expenses (including reasonable attorneys' fees) which may be incurred by INTERACTIVE on account of Licensee's breach of any provisions of this Agreement, of the breach by Licensee's distributors of the written agreement required by this Agreement, or a breach by any End-User of any provision of any Object Code License, provided that Licensee shall not be liable for incidental, consequential or similar damages or lost profits arising due to a customer or distributor breach.

            5. EXCEPT FOR ANY DAMAGES ARISING FROM DISCLOSURE BY LICENSEE OF ANY SOURCE PROVIDED TO LICENSEE HEREUNDER, AND EXCEPT AS EXPRESSLY STATED HEREIN, INTERACTIVE, ITS SUPPLIERS, AND LICENSEE SHALL NOT BE LIABLE FOR INCIDENTAL, COLLATERAL, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING WITHOUT LIMITATION LOSS OF USE OR PROFITS, LOSS OF GOOD WILL, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, CLAIMS BY ANY PARTY OTHER THAN LICENSEE, OR ANY AND ALL OTHER SIMILAR DAMAGES OR LOSS IN CONNECTION WITH ANY CLAIM ARISING FROM THE RIGHTS TO THE SOFTWARE PRODUCTS GRANTED IN THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. INTERACTIVE SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR SOFTWARE PRODUCT(S) ALTERED, MODIFIED, OR CONVERTED BY LICENSEE OR A THIRD PARTY, DAMAGES RESULTING FROM ACCIDENT, ABUSE, OR MISAPPLICATION OR FOR PROBLEMS DUE TO THE MALFUNCTION OF HARDWARE OR SOFTWARE NOR SUPPLIED BY INTERACTIVE.


SPARC Software Agreement                 - 9 -                          11/08/91

        4. INTERACTIVE's suppliers make no representations or warranties, expressly or impliedly.

        5. The parties acknowledge that other parts of this Agreement rely upon the inclusion of Article 9 ("Warranties/Limitation of Liability and Remedies").

10.  MAINTENANCE AND SUPPORT

     This Agreement covers only the release of the Software Products available as of the date of delivery of the Software Products by INTERACTIVE. Maintenance, in the form of Updates, revisions and new releases to the Software Products and support in the use of the Software Products are not provided under this Agreement. Licensee may purchase maintenance and support for the Software Products under a separate support agreement, except INTERACTIVE does not provide maintenance or support for SunView 1.75 Software. The distribution of Updates provided under a separate support agreement as part of the Software Products in object code form, or as an upgrade to previously distributed Software Products in object code form, may trigger a per copy upgrade sublicense fee. Any upgrade sublicense fee shall be set forth in INTERACTIVE's invoice upon the annual renewal of said separate support agreement.

11.  PATENT, TRADE SECRET AND COPYRIGHT INDEMNIFICATION

     1. INTERACTIVE will defend, at its expense, any action brought against Licensee to the extent that it is based on a claim that the use of the Software Products within the scope of this Agreement infringes any United States patent, trade secret or copyright. INTERACTIVE will indemnify Licensee from any costs, damages and fees incurred by Licensee which are attributable to such claim, provided that Licensee notifies INTERACTIVE promptly in writing of the claim or threatened claim. Licensee shall permit INTERACTIVE to defend, compromise or settle the claim and provide all available information, assistance and authority to enable INTERACTIVE to do so, provided INTERACTIVE reimburses Licensee for such activity. Licensee shall have no authority to settle any claim on behalf of INTERACTIVE.

     2. Should the Software Products become or, in INTERACTIVE's reasonable opinion, be likely to become the subject of a claim of infringement of a patent, trade secret or copyright, INTERACTIVE may (i) procure for Licensee, at no cost to Licensee, the right to continue to use the Software Products, (ii) replace or modify the Software Products, at no cost to Licensee, to make such non-infringing, provided that the same function is performed by the replacement or modified Software Products, or (iii) if the right to continue to use cannot be procured or the Software Products cannot be replaced or modified, terminate the license to use such Software Products, remove the Software Products, and where a specific fee was paid by Licensee, grant Licensee credit thereon as depreciated on a straight-line five (5) year basis.

     3. INTERACTIVE shall have no liability for any claim of patent, trade secret or copyright infringement based on the (i) use of other than the then latest release of the Software Products from INTERACTIVE, if such infringement could have been avoided by the use of the latest release of the Software Products and such latest version had been made available to Licensee, but Licensee, with knowledge of actual or possible infringement, chose to retain the prior version, or (ii) use or combination of the Software Products with software, hardware or other materials not provided by INTERACTIVE.

     4. THIS ARTICLE STATES THE ENTIRE LIABILITY OF INTERACTIVE WITH RESPECT TO INFRINGEMENT OF PATENTS, TRADE SECRETS AND COPYRIGHTS BY THE SOFTWARE PRODUCTS OR ANY PARTS OR USE THEREOF AND INTERACTIVE SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

12.  FORCE MAJEURE AND COMPLIANCE WITH LAWS

     1. If the performance of this Agreement or any obligation hereunder, except the making of payments hereunder, is prevented, restricted or interfered with by reason of fire, flood, earthquake, explosion or other casualty or accident, strikes or labor disputes, inability to procure or obtain delivery of parts, supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of nonperformance and shall resume performance hereunder with dispatch whenever such causes are removed. If any of these causes shall continue to prevent or delay performance for more than one hundred and twenty (120) calendar days, INTERACTIVE may terminate this Agreement, effective immediately, upon notice to Licensee and in compliance with the provisions of Article 5 applicable to termination not based upon the breach of this Agreement by Licensee or INTERACTIVE.

     2. Licensee agrees to obtain at its own expense any permit or approval it may need for the performance of its obligations under this Agreement in the relevant jurisdiction or any instrumentality thereof. Licensee will comply with all legal requirements that apply to this Agreement. Licensee will, at its own expense, fulfill any approval, registration or notification requirement that, in INTERACTIVE's judgment, is necessary to fulfill these requirements. If Licensee does not fulfill these requirements to INTERACTIVE's satisfaction, INTERACTIVE may terminate this Agreement, effective immediately upon written notice to Licensee.

SPARC Software Agreement              -10-                              11/08/91

        3. Licensee acknowledges that certain laws of the United States may result in the imposition of sanctions on INTERACTIVE and its employees in the event that INTERACTIVE, directly or indirectly, offers promises, or makes payments to government officials or others for the purpose of influencing decisions favorable to INTERACTIVE. Licensee covenants and represents that it has not made, authorized, offered or promised to make or give and will not make, authorize, offer or promise to make or give any money or anything of value to any government official, political party, political official, candidate for political office, or to any person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any of the foregoing, for purposes of influencing any act or decision of the foregoing or inducing the foregoing to use his or its influence with a government or instrumentally thereof to affect or influence any act or decision of such government or instrumentality. Licensee covenants and represents that none of its officers, directors, or employees is an official or employee of the government of the relevant jurisdiction or any governmental agency or instrumentality of the relevant jurisdiction and that Licensee shall not retain any such individual during the term of the Agreement.

 13.  EXPORT OF SOFTWARE PRODUCTS

        1. Consent of INTERACTIVE Required. Except as provided in Article 2.4, Licensee agrees that it will not, without the prior consent of INTERACTIVE, export, directly or indirectly, the Software Products in source code form to anyone outside the United States or outside the national jurisdiction in which the Designated Site is located.

        2. Export Controls. Regardless of any disclosure made by Licensee to INTERACTIVE of an ultimate destination of the Software Products, Licensee will not export or transfer, whether directly or indirectly, the Software Products, the Proprietary Information or any system containing such Software Products or Proprietary Information, to anyone outside the United States of America without first complying strictly and fully with all export controls which may be imposed on the Software Products by the United States Government or any country or organization of nations within whose jurisdiction Licensee operates or does business. In particular, Licensee understands that U.S. export control laws do not, without prior permission from the U.S. Department of Commerce, permit the transfer or export of the abovementioned products to nationals from or residing in: Albania, Bulgaria, Cuba, Czechoslovakia, Estonia, Hungary, Cambodia (Kampuchea), Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, Union of Soviet Socialist Republic, Vietnam, People's Republic of China, and Afghanistan or other countries as come under restriction by action of the U.S. Government, without first obtaining permission from the appropriate U.S. Government authorities.

        3. Should Licensee or its distributors elect to furnish the Software Products to customers in countries other than the United States, Licensee shall undertake a review of business conditions and laws and enforcement practices in such foreign jurisdictions and shall modify Licensee's agreements (including without limitation the translation of such agreements into the appropriate foreign language used in the conduct of business in the relevant jurisdiction) with its distributors and customers as necessary to assure INTERACTIVE and its suppliers receive the scope of rights and enforcement coverage to which they would have been entitled had such agreements been executed in the United States.

  14.  MISCELLANEOUS

        1. Publicity. Licensee hereby grants INTERACTIVE the right to advertise that Licensee has licensed and will support the Software Products, upon execution of this Agreement. If Licensee elects to incorporate the Software Products in any current or future products, INTERACTIVE has the right to advertise that Licensee has selected the Software Products for use with these products, as soon as such products have been publicly announced by Licensee. INTERACTIVE grants Licensee the right to advertise that Licensee has licensed and will support the Software Products.

        2. Notices. All notices, requests or demands given to or made upon the parties shall be in writing and shall be deemed to have been given upon telecopy or facsimile (if confirmed by registered airmail), personal delivery with written acknowledgement of receipt or upon deposit in first-class registered, airmail with postage pre-paid and return receipt requested. The address of the parties(until written notice of change shall have been given) shall be as follows:

SPARC Software Agreement               - 11 -                          11/08/91

          INTERACTIVE: INTERACTIVE Systems Corporation
                       2401 Colorado Avenue, 3rd Floor
                       Santa Monica, CA 90404
                       U.S.A.

                       Attention:  Legal Department
                       Phone:      (213) 453-8649
                       Fax:        (213) 828-6453

          Licensee:    Auspex Systems, Inc.
                       --------------------------------------------------------
                       2952 Bunker Hill Lane
                       --------------------------------------------------------
                       Santa Clara, CA 95404
                       --------------------------------------------------------

                       --------------------------------------------------------
                       Attention:  John Row
                                   --------------------------------------------
                       Phone:      408/492-0900  ext. 131
                                   --------------------------------------------
                       Fax:        408/492-0909
                                   --------------------------------------------

          Any notice shall be deemed to have been received as follows: (1) personal delivery and airmail upon receipt; and (ii) facsimile the day sent. Nothing contained herein shall justify or excuse failure to give oral notice for the purpose of informing the other party thereof when prompt notification is appropriate, but such oral notice shall not satisfy the requirement of written notice.

      3. Invalid Provision. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, then that provision shall automatically be adjusted to conform to the requirements for validity, and as so adjusted, shall be deemed a provision of this Agreement. In the event that such provision is of a nature that it can not be so adjusted, this Agreement shall remain in full force and effect and the provision shall be deemed deleted. In either event, the remaining provisions shall be construed and interpreted to the maximum extent possible to carry out the intentions of the parties as expressed in this Agreement.

      4. Entire Agreement. This Agreement, including all Exhibits, which are hereby incorporated by reference, constitutes and expresses the entire agreement and understanding between the parties and supersedes all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

      5. Modifications in Writing. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by authorized representatives of the parties.

      6. Governing Law; Venue. The validity, construction and performance of this Agreement and legal relations between the parties to this Agreement shall be governed and construed in accordance with the laws of the State of California, excluding that body of law applicable to choice of law and excluding the United Nations Convention on Contracts for the International Sale of Goods. If applicable. The parties consent and submit to the exclusive jurisdiction and venue of the State and Federal Courts located in Los Angeles County, State of California, to determine the validity, construction and performance of this Agreement and the legal relations between the parties. Nothing in this Section will prevent INTERACTIVE from seeking injunctive relief against the Licensee from any judicial or administrative authority. The parties agree that Los Angeles, California, U.S.A., is both the place of making and the place of performance of this Agreement for all purposes.

      7. Attorneys' Fees. Subject to the provisions of Section 9.3, in addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to reasonable attorneys' fees and costs.

      8. Assignment Prohibited. Neither this Agreement nor any rights granted hereunder, nor any of the Software Products or the Proprietary Information gained as a result of this Agreement, may be sold, leased, assigned, sublicensed or otherwise transferred, in whole or in part, by Licensee except in case of a merger, sale, or acquisition of all or substantially all of Licensee's stock. If any parent, subsidiary or affiliate of Licensee desires to enjoy the rights granted by this Agreement to Licensee, such parent, affiliate or subsidiary must enter into a separate written agreement with INTERACTIVE, or receive written permission from INTERACTIVE, to be included in the definition of "Licensee" hereunder.

      9.  [Reserved]

     10. Nothing in this Agreement shall be deemed to authorize or empower Licensee, its subsidiaries, agents or distributors to act as agents for INTERACTIVE or to conduct business in the name of INTERACTIVE.

15. This Agreement does not and shall not be construed to supercede or limit rights that Licensee may have under prior executed agreements between Licensee and Sun to modify the SunOS source and distribution rights of binaries utilizing the modified code.


SPARC Software Agreement                - 12 -                          11/08/91

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

INTERACTIVE:                            Licensee:

          /s/ FW Simmons                             /s/ Fred Nervo
By:________________________________     By:_____________________________________

         FW Simmons                                  Fred Nervo
Name:______________________________     Name:___________________________________

         Vice President                              V.P., Administration
Title:_____________________________     Title:__________________________________

         11/15/91                                    November 14, 1991
Date:______________________________     Date:___________________________________





SPARC Software Agreement             - 13 -                             11/08/91

                                   EXHIBIT A

1. Licensee:

                Name:      Auspex Systems, Inc.
                Address:   2952 Bunker Hill Lane
                           Santa Clara, CA 95404

2. Designated Site:

                Division:  Auspex Systems, Inc.
                Address:   2952 Bunker Hill Lane
                           Santa Clara, CA 95404

3. Designated Equipment:

                Model:     SUN 4/280  Model 960
                Serial #:  823E1591

4. Additional Designated Sites:

   Division: ______________   Division: ______________  Division: ______________
   Address:  ______________   Address:  ______________  Address:  ______________
             ______________             ______________            ______________
             ______________             ______________            ______________

5. Additional Designated Equipment:

   Model:    ______________   Model:    ______________  Model:    ______________
   Serial #: ______________   Serial #: ______________  Serial #: ______________

6. Software Products*

        SunOS, ONC/NFS, C, Language Base
   * The Software Products include only the items listed above for which Licensee has paid all applicable fees.

7. License Fees and Sublicense Fees:

   In consideration of the rights granted herein, Licensee agrees to remit to INTERACTIVE a one-time source license fee for the first copy of the Software Products in source code form installed on the Designated Equipment and other license fees described below:

    1. Source License

       Licensee shall pay INTERACTIVE source license fees of US$220,000 for the following Software Products:

                Product                 Source License
           SunOS, ONC/NFS, C,              $220,000
             Language Base
       * Available separately, but included in base SunOS source code license fees. Currently provided on an "as-is", unsupported basis.

       Licensee shall pay INTERACTIVE the source license fees according to the following schedule or within thirty (30) days after approval of the Agreement by any relevant governmental agencies:

                75% - prior to the shipment of the source code.
                25% - within thirty (30) days following the shipment of the source code.

    2. Additional Internal Copies and Copies Distributed to Third Parties

                                                                Each Copy
                                         Each Additional        Distributed to

SPARC Software Agreement               - 14-                           11/08/91

                Product               Internal Copy           Third Parties
           SunOS, ONC/NFS, C,            $5,000                 $175,000
             Language Base

    3. Object Code Sublicense Fees

       The following describes the per-copy sublicense fee for each copy of a Software Product in object form exclusive of any discount offered (See
       Item 8 below.):

                               Low-End       1-2     Unlimited       High-End
                Product        System       Users      Users          System
           SunOS, ONC/NFS, C,   $500        $1,000     $2,000        (Note 4)
             Language Base

       Notes:

       (1) A low-end system is a SPARC board-level product or a 1-2 user system with a retail price of less than $8,000 including disk drive, keyboard and display.

       (2) The terms "1-2 Users" and "Unlimited Users" shall be defined the same way as terms are defined in the schedule for UNIX System V Release
           3.0 or any amendment thereto negotiated by Licensee with AT&T.

       (3) A high-end system is an unlimited user system with a retail price greater than $100,000.

       (4) INTERACTIVE retains the right to revise fees at any time (provided that such fee revision is generally required of other similar customers) by giving Licensee a prior, written 90-day advance notice stating the effective date of such increase. However, if Licensee elects to participate in the Commitment Level Discount program, such fee increases shall not become effective until accrued fees exceed the amount of Licensee's Minimum Commitment in force at the time of such fee increase announcement.

8. Object Code Sublicense Discount Schedules
   INTERACTIVE offers two discount schedules, one based on a step pricing model (Attachment A to Exhibit A) and the other based on a commitment level model (Attachment A1 to Exhibit A).

SPARC Software Agreement               - 15 -                          11/08/91

                           ATTACHMENT A TO EXHIBIT A

                             STEP PRICING DISCOUNTS

 I. Step Pricing Discounts

    The object code sublicense fees shall be discounted based on the cumulative gross sublicense fees paid by the Licensee. The sublicense fees are to be paid at the end of the quarter in which the applicable Software Product is shipped as described in Article 7.

                CUMULATIVE GROSS
                SUBLICENSE FEES         DISCOUNT

                First $500,000              0%
              $500,001-$1,000,000          25%
             $1,000,001-$2,000,000         50%
             Greater than $2,000,000        *

    * By special written quotation from INTERACTIVE.

II. Quarterly Reporting and Payment

    As specified in Section 7.2, Licensee shall supply INTERACTIVE with quarterly reports stating the number of full or partial copies of the Software Products which have been put into use by Licensee or distributed or otherwise disposed of under License sublicense agreements during the immediately preceding quarter.

    With this report, to the extent that the accrued object code sublicense fees for the preceding quarter exceed the prepayment amount, Licensee shall pay INTERACTIVE the amount of such excess.


SPARC Software Agreement               - 16-                           11/08/91

                           ATTACHMENT A1 TO EXHIBIT A

                           COMMITMENT LEVEL DISCOUNTS

 I. Commitment Level Discounts

    The committed amounts are to be paid in eight quarterly installments with the first payment due upon the signing of this Agreement.

                SUBLICENSE FEE
               COMMITMENT LEVEL         DISCOUNT

                   $500,000               10%
                  $1,000,000              25%
                  $2,000,000              40%
            Greater than $2,000,000        *

    * By special written quotation by INTERACTIVE.

    The object code sublicense fees shall be discounted based on the level of cumulative gross sublicense fees committed to by the Licensee. Licensee agrees to pay, as described below, an initial Minimum Commitment of $____________________ U.S. Dollars for the Software Product(s) licensed under this Agreement. Each Minimum Commitment payment is due on the date specified.

    Unless other arrangements are approved by INTERACTIVE, Licensee shall provide INTERACTIVE with an irrevocable letter of credit or other financial instrument satisfactory to INTERACTIVE in an amount equal to the Initial Minimum Commitment designated above, minus the amount paid by Licensee towards such Initial Minimum Commitment upon Licensee's signing of this Agreement. If at any time Licensee makes a subsequent Minimum Commitment pursuant to Part IV of this Attachment A1, such subsequent Minimum Commitment shall also be covered by such letter of credit or other financial instrument.

II. Minimum Commitment Payment Schedule

                                                        CUMULATIVE AMOUNT
        DATE                  PAYMENT AMOUNT            OF PAYMENTS
        Signing of this       (The greater of either
        Agreement (Payment    $62,500 or 1/8th of the
        due upon signing)     Minimum Commitment
                              US $_____________         US $_____________

        Three (3) months      (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

        Six (6) months        (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

        Nine (9) months       (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

        Twelve (12) months    (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

        Fifteen (15) months   (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

SPARC Software Agreement               - 17-                           11/08/91

        Eighteen (18) months  (The remaining balance
        following signing     or the greater of either
        of this Agreement     $62,500 or 1/8th of the
                              Minimum Commitment
                              US $_____________         US $_____________

        Twenty-one (21)       (The remaining balance
        months following      or the greater of either
        signing of this       $62,500 or 1/8th of the
        Agreement             Minimum Commitment
                              US $_____________         US $_____________

III. Quarterly Reporting against Minimum Commitment

     As specified in Article 7.2, Licensee shall supply INTERACTIVE with quarterly reports stating the number of full or partial copies of the Software Products which have been distributed or otherwise disposed of under Licensee sublicense agreements during the immediately preceding quarter.

     With this report, to the extent that the accrued object code sublicense fees for the preceding quarter exceed the then-cumulative amount of payments, Licensee shall pay INTERACTIVE the amount of such excess. To the extent that such excess exceeds the accrued object code sublicense fees, such excess shall be known as prepaid object code sublicense fees and shall be recoupable against future object code sublicense fees but not refundable.

 IV. Subsequent Minimum Commitments

     Once all copies authorized by the Inital Minimum Commitment have been put into use by Licensee, Licensee must issue a supplementary Purchase Order for a subsequent Minimum Commitment (each new Minimum Commitment must be a minimum of $500,000) to extend Licensee's right to distribute object copies of the Software Products. In no event shall Licensee knowingly ship copies of the Software Products in excess of the amount of the then-current pre-paid object code sublicense fees. Per copy object code sublicense fees for subsequent Minimum Commitments shall be set at INTERACTIVE's then-standard rates.

SPARC Software Agreement               - 18 -                           11/08/91

                                   EXHIBIT B

SUNOS, C COMPILER AND ONC/NFS BUNDLE

  - SunOS 4.1.1/SPARC (as ported to the Sun-4/260 or a future equivalent Sun computer system)
  - C Compiler including the Language Base
  - ONC/NFS
  - Language Base
      - SPARC Assembler (and Peephole Optimizer)
      - Linker
      - C Libraries
      - Debugger
  - C Compiler
      - C Front End
      - Global Optimizer and Code Generator for C
      - Lint (C Program Type Checker)

FORTRAN 1.2 COMPILER
  - FORTRAN Front End
  - Global Optimizer and Code Generator for FORTRAN
  - FORTRAN Libraries
  - VMS FORTRAN Extensions

SUNVIEW 1.75
  - Sun Tools
        sunview               cmd tool                       shelltool
        adjacentscreens       clear_functions                defaultsedit
        iconedit              input_from_defaultsoverview    selection_svc
        stty_from_defaults    swin                           switcher
        lockscreen            perfmeter                      tektool

        gfxtool
        fontedit              get_selection

        toolplaces            clock
        textedit              traffic

  - SunWindows Kernel Support
  - SunWindows Libraries
  - Pixfect Libraries

SOURCE CODE THAT IS NOT INCLUDED IN SUNOS 4.1.1/SPARC

  - Code that support Sun's graphics hardware, peripherals and other special purpose acceleration hardware
  - Code that supports architectures other than SPARC architecture
  - Diagnostics specific to Sun systems
  - Code that supports Sun's floating point hardware unrelated to the SPARC architecture
  - Graphics libraries that support CGI, GKS and SunCore
  - Release and install code specific to Sun systems
  - Obsolete code (no longer supported by Sun)
  - PCFS kernel support code (PC File System)
  - Code not owned or controlled by Sun

SPARC Software Agreement               - 19 -                           11/08/91

                                   EXHIBIT C

                        INTERACTIVE SYSTEMS CORPORATION

                              OBJECT CODE LICENSE


Licensee:
                                        Agreement #:

- -----------------------------------     -------------------------------------
                                        Purchase Order #

- -----------------------------------     -------------------------------------
                                        Date:

- -----------------------------------     -------------------------------------
                                        Maximum Simultaneous Users:

- -----------------------------------     -------------------------------------

1. DEFINITIONS

    1. "Designated Equipment" means an equipment configuration comprising (System Manufacturer's computer system) and associated equipment.

    2. "Designated Site" means the location of the Designated Equipment or such subsequent location pursuant to Article 2.4.

    3. "Software Products" means those data processing programs set forth in the INTERACTIVE U.S. Price List for which Licensee has purchased on Object Code License and any derivative works thereof, including modifications, enhancements and extensions, made by or for INTERACTIVE and its suppliers and including flow charts, logic diagrams, program listings, operating instructions and user manuals.

    4. "Proprietary Information" means that information which INTERACTIVE and/or INTERACTIVE's suppliers desire to protect against unrestricted disclosure or competitive use and which is designated as such in writing by INTERACTIVE or is disclosed orally and within thirty (30) days thereafter is reduced to tangible form pursuant to this License. All Proprietary Information shall be properly marked or noted as such prior to disclosure. Proprietary Information may include property of third parties who have granted licenses to INTERACTIVE.

    5. "USER" means a time-sharing terminal for entry of information and display or printing of information, such terminal being serviced on a time-sharing basis by the Designated Equipment under control of the Software Products.


2. LICENSE GRANTED

    1. Subject to the conditions herein, and upon initial use of the Software Products on the Designated Equipment, INTERACTIVE hereby grants to Licensee a perpetual, nontransferable, nonexclusive, limited license to use the Software Products in a machine-readable form on the Designated Equipment at the Designated Site. Title to all copies of the Software Products remains in INTERACTIVE or in third parties from whom INTERACTIVE has acquired license rights. No license is granted for use of the Software Products on other than the Designated Equipment, except as expressly provided in this License. No license, right or interest in any trademark, trade name or service mark of INTERACTIVE or any third party from whom it has acquired license rights is granted under this License. The maximum number of simultaneous Users for the Designated Equipment shall be as specified in the heading above.

    2. This License, the Software Products and any other information provided by INTERACTIVE to Licensee and any licenses and rights granted to Licensee hereunder, may not be sold, leased, assigned, sublicensed or otherwise transferred, in whole or in part, by Licensee, except as provided in Article 2.3 below.

    3. In the event that, and only for so long as, Licensee's Designated Equipment is not operative, Licensee may transfer to and use the Software Products on backup equipment at the Designated Site or some other site, provided Licensee informs INTERACTIVE of such transfer in writing.

    4. Licensee may relocate the Designated Equipment, provided Licensee informs INTERACTIVE of


SPARC Software Agreement             - 20 -                           11/08/91
        the subsequent location in writing, which shall be then considered the Designated Site.

    5. The parties agree that Licensee shall be able to develop Licensee proprietary software with interfaces to the Software Products to be utilized by Licensee in conjunction with the Software Products. Examples are pre-processors, post-processors and software which utilizes data files generated by the Software Products. Such Licensee proprietary software shall remain the property of Licensee.

    6.  Licensee shall not disassemble or decompile the Software Products.

    7. The Software Products and its copyrights are owned by INTERACTIVE and/or its suppliers.


3. DELIVERY, INSTALLATION, ACCEPTANCE AND RISK OF LOSS

    1. INTERACTIVE shall deliver the Software Products to a common carrier, F.O.B. INTERACTIVE facilities. Licensee assumes all risk of loss or damage upon delivery of the Software Products by INTERACTIVE to a common carrier.

    2. Licensee agrees that acceptance shall occur upon delivery of the Software Products by INTERACTIVE to Licensee or a common carrier.

    3. Licensee shall be solely responsible for installation of the Software Products on the Designated Equipment.


4. TERM AND TERMINATION

    1. The effective date of this License shall be the date of the initial use of the Software products on the Designated Equipment and its term is perpetual, subject to the termination provisions of this Article.

    2. INTERACTIVE may terminate this License upon thirty (30) days' written notice to Licensee, if Licensee fails to comply with any of the material terms and conditions of this License and if such failure to comply is not corrected within the said (30) day notice period.

    3. Upon termination of this License, use of the Software Products by Licensee shall be discontinued. In such event, the license and rights granted hereunder shall expire and Licensee shall have no further rights or access to the Software Products.

    4. Upon termination, Licensee shall destroy the Software Products and all copies or portions thereof.


5. PAYMENTS

   In consideration of the license and rights in the Software Products granted by INTERACTIVE and in consideration of INTERACTIVE's performance of its obligations hereunder, Licensee agrees to pay to INTERACTIVE the License fee specified in INTERACTIVE's invoice.


6. COPYRIGHT PROTECTION

   Licensee shall reproduce and apply any copyright notices included on or in the Software Products to any copies thereof, in whole or in part, in any form. The Software Products are protected by United States copyright laws and international treaty provisions. Licensee therefore agrees to treat the Software Products like any other copyrighted material (e.g., a book or musical recording).


7. PROPRIETARY INFORMATION

    1. INTERACTIVE hereby states that the Software Products constitutes a valuable asset and is to be considered Proprietary Information.

    2. Licensee shall treat the Proprietary Information in the same manner as it treats its own proprietary information.

    3. Licensee shall not use, disclose, make or have made any copies of the Proprietary Information, in whole or in part, without the prior written authorization of INTERACTIVE, provided however, that Licensee shall be able to maintain backup or archival copies of the Software Products during the term of this License.

    4. Licensee shall make reasonable efforts to notify and inform its employees having access to the Proprietary Information of Licensee's limitations, duties and obligations regarding non-disclosure and copying of the Software Products. Proprietary Information shall be used only by employees and authorized agents of Licensee and only at the Designated Site, except as provided under this License.

    5. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Proprietary Information, Licensee shall have no obligations for disclosure or any use of any such information which (a) is already known to Licensee, (b) is or becomes publicly known through publication, inspection of product or otherwise and through no wrongful act of Licensee, (c) is received from third party without similar restriction and without breach of this License, (d) is shown by

SPARC Software Agreement             - 21 -                             11/08/91
        documentary evidence to have been independently developed by Licensee,
        (e) is disclosed to a third party by or on behalf of INTERACTIVE without a similar restriction on the third party's rights, or (f) is approved for release or use by written authorization of INTERACTIVE.

    6. Within thirty (30) days after termination of this License, all materials containing the Proprietary Information are to be returned to INTERACTIVE, through a common carrier selected by INTERACTIVE, F.O.B. Designated Site, or destroyed on INTERACTIVE's written instructions.

    7. Notwithstanding any termination pursuant to Article 4, the obligations set forth in this Article shall survive this License.


8. WARRANTIES

    1. INTERACTIVE hereby warrants that it has the right to grant a license to use the Software Products to Licensee and that it has the right and power to enter into this License.

    2. 8.2 The warranties set forth in this Article are expressly subject to the limitations of Article 10.


9. PATENT, TRADE SECRET AND COPYRIGHT INDEMNIFICATION

    1. INTERACTIVE sill defend, at its expense, any action brought against Licensee to the extent that it is based on a claim that the use of the Software Products within the scope of this License infringes any United States patent, trade secret or copyright. INTERACTIVE will indemnify Licensee from any costs, damages and fees incurred by Licensee which are attributable to such claim, provided that Licensee notifies INTERACTIVE promptly in writing of the claim. License shall permit INTERACTIVE to defend, compromise or settle the claim and provide all available information, assistance and authority to enable INTERACTIVE to do so, provided INTERACTIVE reimburses Licensee for such activity. Licensee shall have no authority to settle any claim on behalf of INTERACTIVE.

    2. Should the Software Products become or, in INTERACTIVE's opinion, be likely to become the subject of a claim of infringement of a patent, trade secret or copyright, INTERACTIVE may (i) procure for Licensee, at no cost to Licensee, the right to continue to use the Software products,
        (ii) replace or modify the Software Products, at no cost to Licensee, to make such non-infringing, provided that the same function is performed by the replacement or modified Software Products, or (iii) if the right to continue to use cannot be procured or the Software Products cannot be replaced or modified, terminate the license to use such Software Products, remove the Software Products, and where a specific fee was paid by Licensee, grant Licensee credit thereon as depreciated on a straight-line five (5) year basis.

    3. INTERACTIVE shall have no liability for any claim of patent, trade secret or copyright infringement based on the (i) use of other than the then latest release of the Software Products from INTERACTIVE, if such infringement could have been avoided by the use of the latest release of the Software Products and such latest version had been made available to Licensee, but Licensee, with knowledge of actual or possible infringement, chose to retain the prior version, or (ii) use or combination of the Software Products with software, hardware or other materials not provided by INTERACTIVE.

    4. THIS ARTICLE STATES THE ENTIRE LIABILITY OF INTERACTIVE WITH RESPECT TO INFRINGEMENT OF PATENTS, TRADE SECRETS, AND COPYRIGHT BY THE SOFTWARE PRODUCTS OR ANY PARTS OR USE THEREOF AND INTERACTIVE SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

    5. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, INTERACTIVE's maximum liability for damages shall be limited to the initial Source License Fee paid by Licensee for the particular Software Product which caused the damages. In no event will INTERACTIVE be liable for any lost revenues or profits or other special, indirect or consequential damages, even if INTERACTIVE has been advised of the possibility of such damages.


10. LIMITATION OF LIABILITY

    1. EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 8, INTERACTIVE DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO LICENSEE. THIS WARRANTY GIVES LICENSEE SPECIFIC LEGAL RIGHTS AND LICENSEE MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

    2. In no event will INTERACTIVE be liable for any lost revenues or profits or other special, indirect or consequential damages, even if INTERACTIVE has been advised of the possibility of such damages.

    3. Except for the indemnification provisions of Article 9, INTERACTIVE's maximum liability for damages shall be limited to the license fees paid by Licensee under this License for the particular Software Products which caused the damages.

SPARC Software Agreement             - 22 -                             11/08/91

11. FORCE MAJEURE

    If the performance of this License or any obligation hereunder, except the making of payments hereunder, is prevented, restricted, or interfered with by any reason of fire, flood, earthquake, explosion or other casualty or accident, strikes or labor disputes, inability to procure or obtain delivery of parts, supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of nonperformance and shall resume performance hereunder with dispatch whenever such causes are removed.


12. TAXES

    All payments required under Article 5 or otherwise under this License are exclusive of taxes and Licensee agrees to bear and be responsible for the payment of all such taxes (except for taxes based upon INTERACTIVE's income) including, but not limited to, all sales, use, rental receipt, personal property or other taxes which may be levied or assessed in connection with this License.


13. EXPORT

    Regardless of any disclosure made by Licensee to INTERACTIVE of an ultimate destination of the Software Products, Licensee shall not re-export or transfer, whether directly or indirectly, the Software Products, the Proprietary Information or any system containing such Software Products or Proprietary Information, to anyone outside the United States of America without first obtaining a license from the U.S. Department of Commerce or any other agency or department of the United States Government, as required and obtaining the prior written approval of INTERACTIVE.


14. GOVERNING LAW

    This License is made under and shall be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflicts of law). Any suit hereunder shall be brought in the federal or state courts in the Northern District of California and Licensee hereby submits to the personal jurisdiction thereof.


15. U.S. GOVERNMENT RESTRICTED RIGHTS

    This Software Products and documentation is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in FAR Section 52.227-14 (Alternate III) or subparagraph
    (c)(1)(ii) of the clause at DFAR 252.227-7013, Rights in Technical Data and Computer Software. Contractor/manufacturer is INTERACTIVE Systems Corporation, 2401 Colorado Avenue, Santa Monica, CA 90404.


16. THIRD PARTY BENEFICIARY

    All provisions of this Agreement are also intended for the benefit of INTERACTIVE and its suppliers, which can enforce this Agreement without requiring the prior consent of Licensee.

SPARC Software Agreement               - 23 -                           11/08/91

                                   EXHIBIT D

                       Licensee-AT&T Source Code License

           [To be supplied by Licensee prior to signing of contract]



SPARC Software Agreement               - 24 -                           11/08/91

                                   EXHIBIT E

                Licensee-AT&T Commercial Sublicensing Agreement

           [To be supplied by Licensee prior to signing of contract]



SPARC Software Agreement               - 25 -                           11/08/91